Exhibit 10.24

PERSONAL AND CONFIDENTIAL

To: Jean-Claude KUNZ	Lausanne, April 4, 2008

Dear Jean-Claude,

We are pleased to confirm, effective as of April 1, 2008, that your annual base salary is being increased

from CHF	942’240.--p.a.
to CHF	1’014’000.--p.a.

Your new annual base salary also includes the merit increase.

Your salary Band has been changed and is now C.

Following the change in salary and Band, your new Position in Range will be now 29%. Your Position Title of President EEMA Region & PMI Duty Free remains unchanged. You will report to André Calantzopoulos, Chief Operating Officer.

Please note that your salary will next be reviewed on April 1, 2009.

All other conditions relating to your employment with Philip Morris International Management S.A. remain as stated in your letter of employment issued at the time of the engagement and, if applicable, in any subsequent amendments.

We take this opportunity of wishing you continued success and satisfaction.

Yours sincerely,

/S/ PETER-PAUL ADRIAANSEN

Peter-Paul Adriaansen
Director HR Decision Support & Business Partner Switzerland

Copy : A. Calantzopoulos

ref: cc

Philip Morris International Management S.A.

AVENUE DE RHODANIE 50 - CASE POSTALE 1171 - 1001 LAUSANNE - SWITZERLAND - TELEPHONE : +41 58 242 00 00 - TELEFAX: +41 58 242 01 01

www.philipmorrisinternational.com